SCHEDULE II

                                 LANTRONIX, INC.

                 CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                            BALANCE       CHARGED
                                               AT       (RECOVERED)     CHARGED                 BALANCE
                                           BEGINNING    TO COSTS AND    TO OTHER                 END OF
DESCRIPTION                                OF PERIOD      EXPENSES      ACCOUNTS   DEDUCTIONS    PERIOD
-----------------------------------------  ----------  --------------  ----------  -----------  --------
Year ended June 30, 2002:
Allowance for doubtful accounts            $      405  $       1,680   $      49   $       668  $  1,466
Reserve for excess and obsolete inventory       2,490          3,443          39           216     5,756
Warranty reserve                                  562            220           -           303       479
                                           ----------  --------------  ----------  -----------  --------
Total                                      $    3,457  $       5,343   $      88   $     1,187  $  7,701
                                           ==========  =============-  ==========  ===========  ========

Year ended June 30, 2003:
Allowance for doubtful accounts            $    1,466  $        (743)  $      10   $       369  $    572
Reserve for excess and obsolete inventory       5,756          4,189          41         1,989     7,997
Warranty reserve                                  479            878        (153)           11     1,193
                                           ----------  --------------  ----------  -----------  --------
Total                                      $    7,701  $       4,594   $    (102)  $     2,369  $  9,762
                                           ==========  ==============  ==========  ===========  ========

Year ended June 30, 2004:
Allowance for doubtful accounts            $      572  $        (109)  $       -   $       286  $    177
Reserve for excess and obsolete inventory       7,997            488           -         2,456     6,029
Warranty reserve                                1,193          1,168           -           591     1,770
                                           ----------  --------------  ----------  -----------  --------
Total                                      $    9,762  $       1,547   $       -   $     3,333  $  7,971
                                           ==========  ==============  ==========  ===========  ========